Exhibit 3.2
EXECUTION VERSION

BYLAWS

OF

INTERNATIONAL SPEEDWAY CORPORATION
(this Corporation)
Adopted as of October 18, 2019

PREAMBLE
These Bylaws contain provisions for the regulation and management of the affairs of the Corporation. They are based in part upon provisions of the Florida Business Corporation Act (the "Act") and the Articles of Incorporation (the "Charter") in effect on the date of adoption. If these Bylaws conflict with the Act or the Charter as the result of subsequent changes in the Act, an intervening amendment of the Charter or otherwise, the Act and the Charter shall govern. In using these Bylaws, reference should also be made to the then current provisions of the laws of Florida, the Act and the Charter.
ARTICLE I
OFFICES AND CORPORATE SEAL

Section 1. Registered Office. The registered office of the Corporation within the State of Florida shall be in the City of Daytona. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Florida, as the Board of Directors (the "Board") shall from time to time determine or the business of the Corporation may require.
Section 2. Corporate Seal. The seal of the corporation shall have inscribed thereon the word "Seal". The Board shall have power to alter the same at its pleasure.
ARTICLE II
SHARES AND TRANSFER THEREOF

Section 1. Share Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board (the "Chairman"), the Vice Chairman of the Board (the "Vice Chairman"), the President, a Chief officer, an Executive Vice President, a Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. In case any officer who has signed a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.
Section 2. Issuance of New Certificate. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

Section 3. Lost or Destroyed Certificates. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board.

Exhibit 3.2
EXECUTION VERSION

ARTICLE III
SHAREHOLDERS AND MEETINGS THEREOF

Section 1. Shareholders of Record. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders-in-fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by state law.
Section 2. Location of Shareholder Meetings. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without of the state of its incorporation, as may be designated in the notice of meeting.
Section 3. Annual Meeting of Shareholders. In the absence of a resolution of the Board providing otherwise, the annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on September 1, if the same is not a legal holiday, and if a legal holiday, then on the next succeeding business day. If a quorum is not present, the meeting may be adjourned from time to time.
Section 4. Special Meetings of Shareholders. Special meetings of shareholders may be called by the Chairman, the Vice Chairman, the President, (or in such person's absence, by a Chief officer, an Executive Vice President, or a Senior Vice President or a Vice President), the Board, or the holders of not less than one-tenth (1/10) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign ,date and deliver to the secretary one or more written demands for the meeting describing the purpose or purposes for which the meeting is called.
Section 5. Notice of Shareholder Meetings. Written notice stating the place, day, and hour of the shareholders' meeting, and in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Vice Chairman, the President, the Secretary, the Board, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such person's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a quorum for the transactionof business shall not be represented at the meeting, the meeting shall be adjourned by the shareholders present.
Section 6. Quorum. A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Charter or the Bylaws and except for the election of directors. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Section 7. Proxies.
(a)Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such person by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
(b)Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder by proxy, pursuant to subsection (a) of this section, the following shall constitute a valid means by which a shareholder may grant such authority.

(1)	A shareholder may sign an appointment form, with the signature affixed by any reasonable

Exhibit 3.2
EXECUTION VERSION

means including, but not limited to, by facsimile signature or electronic signature.

(2)
A shareholder may transmit or authorize the electronic transmission (as defined in the Act) of an electronic transmission to the person who will be appointed as the proxy or to a proxy solicitation firm, proxy support service organization, or agent duly authorized by the person who will be designated as the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. If it is determined that the electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproductions of the writing of transmission created pursuant to subsection (b) of this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.
A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long, as it is coupled with an interest sufficient in law to support an irrevocable power.
Section 8. Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be filed with the minutes of proceedings of the shareholders. Within 10 days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.
ARTICLE IV
DIRECTORS, POWERS, AND MEETINGS

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by a board of one or more persons who need not be shareholders of the Corporation or residents of the state of incorporation, and who shall be elected at the annual meeting of shareholders. The number of directors may be increased or decreased by action of the shareholders from time to time by amendment to, or in the manner provided in the Charter or these Bylaws. Directors shall hold office until the next succeeding annual meeting of shareholders or until their earlier resignation or removal or until their successors have been elected and qualified; however, no provision of this section shall be restrictive upon the right of the Board to fill vacancies or upon the right of shareholders to remove directors as is hereinafter provided.
Section 2. Annual Meeting of Board of Directors. A regular meeting of the Board for the purpose of electing officers and the transaction of such other business as may come before the meeting shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith.
Section 3. Special Meetings of Board of Directors. Special meetings of the Board may be called at any time by the Chairman, the Vice Chairman, the President (or in such person's absence, by a Chief officer, an Executive Vice President, a Senior Vice President or a Vice President), or a majority of the directors in office and may be held within or outside the state of incorporation. Notice need not be given. Special meetings of the board may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting, except as otherwise provided by law. Unless specifically required by law, the Charter, or the Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Exhibit 3.2
EXECUTION VERSION

Section 4. Quorum. A quorum at all meetings of the Board shall consist of a majority of the number of directors then fixed by the Charter or Bylaws or by action of the Board, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Charter, the Bylaws, or the Act.
Section 5. Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of such person's predecessor in office, and shall hold such office until such person's earlier resignation or removal or until such person's successor has been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders or until such person's successor has been elected and qualified.
Section 6. Compensation of Directors. Directors may receive such fees as may be established by appropriate resolution of the Board for attendance at meetings of the Board, and in addition thereto, may receive reasonable traveling expense, if any is required, for attendance at such meetings.
Section 7. Executive Committee. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee (the "Committee") to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have and may exercise to the fullest extent permitted by the Act, all the powers and authority of the Board in the management of the business and affairs of the Corporation, may act by and execute written consents without a meeting, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 8. Removal of Directors. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) Unless the Charter otherwise provides, the shareholders may remove one or more directors with or without cause; or, (2) In the case of a corporation having cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against such person's removal would be sufficient to elect such person if then cumulatively voted at an election of the entire Board, or, if there be classes of directors, at an election of the class of directors which such person is a part.
Section 9. Meetings by Telephone. Members of the Board may participate in and act at any meeting of the Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person(s) so participating.

Section 10. Action Without a Meeting. Any action which is required to be taken at a meeting of the directors, or of any committee of the directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by all of the members of the board or of the committee as the case may be. The consents shall be filed in the corporate records. Action taken is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any document.
ARTICLE V OFFICERS

Section 1. Elective Officers. The elective officers of the Corporation, who need not be directors, shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected by the Board at its first meeting after the annual meeting of shareholders. Unless removed in accordance with procedures established by state law and the Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board or until their

Exhibit 3.2
EXECUTION VERSION

respective successors have been elected and qualified. An officer may, unless prohibited by state law, hold more than one office except that no such officer shall execute, acknowledge, or verify any instrument in more than one (1) capacity if any such instrument is required by the Act, by the Bylaws, or by resolution of the Board, to be executed, acknowledged, or verified by any two (2) or more officers.
Section 2. Additional Officers. The Board may elect or appoint a Chairman, a Vice Chairman, one or more Chief officers, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or such other officers as it may deem advisable, who shall hold office during the pleasure of the Board, and shall be paid such compensation as may be directed by the Board. The Chairman, if any, the Vice Chairman, if any, the President, the Chief officer(s), if any, the Executive Vice President(s), if any, and the Senior Vice President(s), if any, shall individually or collectively, be known as the "Administrative Officers."
Section 3. Powers and Duties. The officers of the Corporation shall respectively exercise and perform the respective powers, duties, and functions as are stated below, and as may be assigned to them by the Board.
(a)Chairman of the Board. The Chairman, if any, shall preside at all meetings of the shareholders and the Board. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board.

(b)Vice Chairman of the Board. The Vice Chairman, if any, shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Board. Except where, by law, the signature of the President is required, the Vice Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board. In the absence of the Chairman, the Vice Chairman shall perform all the duties of the Chairman.

(c)President. The President shall preside at all meetings of the shareholders and of the Board in the absence of the Chairman and Vice Chairman. The President, any Chief officer, any Executive Vice President, any Senior Vice President, or any Vice President, unless some other person is specifically authorized by the Board, shall sign all bonds, deeds, mortgages, leases, and contracts of the Corporation. The President, any Chief officer, any Executive Vice President, any Senior Vice President, or any Vice President, unless some other person is specifically authorized by the Board, shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other right of ownership with respect to shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, membership, trust, or similar interest held by the Corporation. The President shall perform all the duties commonly incident to the office and such other duties as the Chairman, the Vice Chairman, or the Board shall designate.

(d)Chief Officers. The Chief Financial Officer, the Chief Legal Officer, and the Chief Tax officer, and any other Chief officer designated by the Board (the "Chief officer(s)"), if any, shall perform such duties as assigned to such person by the Chairman, the Vice Chairman, the President or the Board. In the absence or disability of the President, a Chief officer shall perform all duties of the President. If there is more than one person holding the office of Chief officer, the Chief officer designated by the Chairman, the Vice Chairman, the President, or the Board, shall in the absence or disability of the President perform all duties of the President.

(e)Executive Vice President. The Executive Vice President(s), (the "Executive Vice President(s)"), if any, shall perform such duties as assigned to such person by the Chairman, the Vice Chairman, or the President or the Board. In the absence or disability of the President, an Executive Vice President shall perform all duties of the President. If there is more than one person holding the office of Executive Vice President, the Executive Vice President designated by the Chairman, the Vice Chairman, the President, or the Board, shall in the absence or disability of the President perform all duties of the President.

(f)Senior Vice President. In the absence or disability of a Chief officer or Executive Vice President, a

Exhibit 3.2
EXECUTION VERSION

Senior Vice President, shall perform all duties of a Chief officer or Executive Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions of a Chief officer or Executive Vice President. If there is more than one person holding the office of Senior Vice President, the Senior Vice President designated by the Chairman, the Vice Chairman, the President, any Chief officer, or the Board, shall in the absence or disability of the President, a Chief officer, or Executive Vice President, perform all duties of the President, Chief officer, or Executive Vice President. Each Senior Vice President shall have such other powers and perform such other duties as may from time to time be assigned to such person by the Chairman, the Vice Chairman, the President, any Chief officer, any Executive Vice President, or the Board.

(g)Vice President. In the absence or disability of a Senior Vice President, a Vice President, shall perform all duties of a Senior Vice President, and when so acting, shall have all the powers of and be subject to all the restrictions of a Senior Vice President. If there is more than one person holding the office of Vice President, the Vice President designated by any Administrative Officer or the Board, shall in the absence or disability of the President, a Chief officer, an Executive Vice President or a Senior Vice President, perform all duties of the President, a Chief officer, Executive Vice President, or a Senior Vice President. Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to such person by any Administrative Officer or the Board.

(h)Assistant Vice President. An Assistant Vice President, if any, may, at the request of any Administrative Officer, any Vice President, or the Board, perform all the duties of a Vice President, and when so acting shall have all the powers of, and be subject to all the restrictions of a Vice President. An Assistant Vice President shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, or the Board.

(i)Secretary. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board. The Secretary shall keep, or cause to be kept, a register of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders or of the Board. The Secretary shall be custodian of the records and of the seal, if any, of the Corporation. The Secretary shall perform all duties commonly incident to the office and such other duties as may from time to time be assigned to such person by any Administrative Officer, any Vice President, or the Board.

(j) Assistant Secretary. An Assistant Secretary, if any, may, at the request of any Administrative Officer, any Vice President, the Secretary, or the Board, in the absence or disability of the Secretary, perform all of the duties of the Secretary. If there is more than one person holding the office of Assistant Secretary, the Assistant Secretary designated by any Administrative Officer, any Vice President, the Secretary, or the Board shall in the absence or disability of the Secretary perform all duties of the Secretary. An Assistant Secretary shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, the Secretary, or the Board.
(k) Treasurer. The Treasurer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation. The Treasurer shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by any Administrative Officer, any Vice President, or the Board. The Treasurer shall perform all duties commonly incident to the office and such other duties as may from time to time be assigned to such person by any Administrative Officer, any Vice President, or the Board.
(l) Assistant Treasurer. An Assistant Treasurer, if any, may, at the request of any Administrative Officer, any Vice President, the Treasurer, or the Board in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. If there is more than one person holding the office of Assistant Treasurer, the Assistant Treasurer designated by any Administrative Officer,any Vice President, the Treasurer, or the Board shall in the absence or disability of the Treasurer perform all duties of the Treasurer. The Assistant Treasurer shall perform such other duties as may be assigned to such person by any Administrative Officer, any Vice President, the Treasurer, or the Board.
(m) Additional Officers. Any additional officers elected or appointed by the Board shall have such titles and perform such duties as may be assigned by the Board.
Section 4. Compensation of Officers. All officers of the Corporation may receive salaries or other compensation

Exhibit 3.2
EXECUTION VERSION

if so ordered and fixed by the Board. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.
Section 5. Delegation of Duties. In the event of absence or inability of any officer to act, the Board may delegate the powers or duties, in addition to any other powers or duties specifically authorized in this Article V, of such officer to any other officer, director, or person whom it may select.
Section 6. Removal of Officers. Any officer or agent may be removed by the Board at any time with or without cause, but such removal shall not affect the contract rights, if any, of the person so removed. Appointment of an officer shall not itself create contract rights.
ARTICLE VI
FINANCE

Section 1. Deposits and Withdrawals; Notes and Commercial Paper. The monies of the Corporation shall be deposited in the name of the Corporation in such bank(s) or trust company(ies), as the Board shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person(s) as the Board, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer(s) or agent(s) as shall thereunto be authorized from time to time.
Section 2. Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31 or as determined by resolution of the Board.
ARTICLE VII
WAIVER OF NOTICE

Any shareholder, officer, or director may waive, in writing, any notice required to be given by state law or under the Bylaws, whether before or after the time stated therein.
ARTICLE VIII
INDEMNIFICATION

Section 1. General. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), (a "proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with the proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. However, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of the Corporation.
Section 2. Advances for Expenses. Expenses incurred by a director or officer of the Corporation in defending any proceeding shall be paid by the Corporation in advance of the final disposition of the proceeding upon a receipt of an undertaking by the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation under this Article or otherwise. Expenses incurred by other employees and agents of the Corporation may be paid in advance upon such terms and conditions that the Board deems appropriate.
Section 3. Rights Not Exclusive. The indemnification and advancement of expenses provided herein are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided for by this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or

Exhibit 3.2
EXECUTION VERSION

agent and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.
Section 4. Claims. Unless the Charter provides otherwise, notwithstanding the Corporation's failure to provide indemnification, and despite any contrary determination of the Board or the shareholders in the specific case, a director, officer, employee, or agent of the Corporation who is or was a party to any proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.
Section 5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE IX
AMENDMENTS

These Bylaws may be altered or repealed, and new bylaws made, by the Board, but the shareholders may make additional bylaws and may alter and repeal bylaws whether adopted by them or otherwise.